UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Written consent solicitation statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Written consent solicitation statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

GOLDEN GATE HOMES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Written consent solicitation statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED SEPTEMBER 3, 2013

GOLDEN GATE HOMES, INC.
P.O. Box 2490
Napa, California 94558

To All Stockholders in
Golden Gate Homes, Inc.

The Board of Directors of Golden Gate Homes, Inc. (the "Company") is soliciting your consent to a proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation to change the name of the Company to Golden Gate Partners, Inc. (the "Corporate Name Change Amendment”).

The accompanying Consent Solicitation Statement describes the scope, purposes and material effects of the Corporate Name Change Amendment (referred to hereinafter as the “Proposal”).  We ask that you return your written consent by ___________ ___, 2013.

The holders of a majority of the outstanding shares of the Common Stock must give their consent to the Proposal before it can become effective.  As of September 18, 2013, the Company had outstanding 3,837,688 shares of Common Stock.  If your shares are held in an account at a brokerage firm or bank and you wish to consent to the Proposal, you should instruct your broker or bank to execute the consent on your behalf or to deliver the consent to you so that you may execute and return it.  Otherwise, your consent may not be given effect, which would have the same result as a vote against the Proposal.  The Board of Directors has fixed the close of business on September 18, 2013 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Proposal.

The Company will file with the Secretary of State of Delaware a Certificate of Amendment when it receives consents from the holders of a majority of the Company's outstanding common stock to the Proposal.  The Company expects to make this filing (if at all) on or before ___________ ___, 2013.

The Board of Directors asks you to consent to the Proposal.  The Proposal and other related matters are more fully described in the accompanying Consent Solicitation Statement and the exhibit thereto, which form a part of this Notice.  We encourage you to read these materials carefully.  In addition, you may obtain information about the Company from documents that the Company has filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSALS.  PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY ___________ ___, 2013

By Order of the Board of Directors,

Napa, California                                                                                    Tim Wilkens,
____________ ___, 2013                                                                  Chief Executive Officer

GOLDEN GATE HOMES, INC.
P.O. Box 2490
Napa, California 94558
Telephone: (707) 255-9890

CONSENT SOLICITATION STATEMENT

GENERAL

This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Golden Gate Homes, Inc., a Delaware corporation (the "Company").  These materials pertain to a proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation to change the name of the Company to Golden Gate Partners, Inc. (the "Corporate Name Change Amendment").

The Corporate Name Change Amendment is referred to hereinafter as the “Proposal.”

These materials are first being mailed to stockholders of record beginning on approximately ____________ _____, 2013.  Consents are to be submitted to the Company at the address of the Company stated above by no later than __________ ___, 2013.

VOTING RIGHTS AND SOLICITATION

Any stockholder executing a written consent form has the power to revoke it at any time before ___________ _____, 2013 (or, if earlier, the date on which at least the minimum number of shares have consented to approve the Proposal) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above.  The Company will pay all costs of soliciting written consents.   Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

The record date for determining those stockholders who are entitled to give written consents has been fixed as September 18, 2013.  The holders of a majority of the outstanding shares of the Company’s Common Stock must give their consent to the Proposal before it can become effective.  As of September 18, 2013, the Company had outstanding 3,837,688 shares of common stock.  With regard to the consents to the Proposal, abstentions (including failures to return written consent forms) and broker non-votes have the same effect as negative votes.  If your shares are held in an account at a brokerage firm or bank and you wish to consent to the Proposal, you should instruct your broker or bank to execute the consent on your behalf or to deliver the consent to you so that you may execute and return it.  Otherwise, your consent may not be given effect, which would have the same result as a vote against the Proposal.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT.  YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

NOTICE REGARDING INTERNET AVAILABILITY OF CONSENT SOLICITATION MATERIALS

Important Notice Regarding the Availability of Consent Solicitation Materials for this consent solicitation: This Consent Solicitation Statement, the Notice of Consent Solicitation, and the related consent form are available at ______________.

SECURITY OWNERSHIP OF
 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table set forth below contains certain information as of September 18, 2013 concerning the beneficial ownership of the Company’s Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) by each director; and (iii) by all directors and officers as a group.  The address for all persons listed in the table is P.O. Box 2490, Napa, California 94558.

Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares.  Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of September 18, 2013 are treated as outstanding only for determination of the number and percent owned by such group or person.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number		Percent

TA Partners, Inc.	3,615,911	(1)	94.2%

Vitaly Nistratov	3,615,911	(1)	94.2%
Alexander Nistirov	3,615,911	(1)	94.2%
Tim Wilkens	-0-		0.0%
Steven Gidumal	-0-		0.0%
All directors and officers as a group (five persons)	3,615,911	(1)	94.2%

(1)
All of these shares are held by TA Partners, Inc., an entity owned directly or indirectly by Vitaly Nistratov.  Alexander Nistratov, who is the son of Vitaly Nistratov, is the sole director of TA Partners, Inc.  Accordingly, Vitaly and Alexander Nistratov have shared voting power and shared investment power over these shares.  These shares are also included in the table in the figures of shares beneficially owned by Vitaly and Alexander Nistratov.

BACKGROUND INFORMATION

The focus of the Company has been on marketing high-quality, distressed residential properties in certain US markets to international buyers (primarily from Asia) through exclusive selling agreements or consignment arrangements. However, the Company has not been successful in completing a major capital raising transaction to allow it to purchase similar assets for resale to the same target market, and has been unable to gain any traction in the marketplace.  The Company's Board of Directors conducted preliminary internal discussions to determine the Company’s future direction. Before any determination was made, a change in control of the Company occurred on June 18, 2013 when TA Partners, Inc., a privately held Nevada corporation (“TAP”), acquired 1,173,435 shares of the Company’s common stock from each of Steven Gidumal. and Brandon Birtcher , an aggregate of 1,173,435 shares of the Company’s common stock from two trusts of which Tim Wilkens is the trustee, The Wilkens 2000 Trust and The Wilkens 2003 Trust (the “Wilkens Trusts”), 45,606 shares of the Company’s common stock from a former officer of the Company, and 50,000 shares of the Company’s common stock from an unrelated third party,  theretofore owned by them separately, for an aggregate of 3,615,911 shares of the Company’s common stock, representing approximately 94.2% of the outstanding shares of the Company’s common stock and the controlling interest in the Company.  The purchase prices paid for these shares were $100,000 to Mr. Gidumal, $60,000 to Mr. Birtcher, $280,000 in cash and two convertible promissory notes in an aggregate amount of $400,000 (the “Convertible Notes”) to the Wilkens Trusts, $10,000 to the former officer of the Company and $17,500 to the unrelated third party.

Of the $100,000 consideration paid to Mr. Gidumal, $40,000 was paid to Mr. Gidumal as a settlement of outstanding accrued remuneration of the Company, pursuant to which Mr. Gidumal agreed to waive all claims against the Company for any circumstances that existed prior to the closing of the sale of Mr. Gidumal’s shares of common stock of the Company to TAP.  In addition, prior to the consummation of the purchase of Mr. Gidumal’s shares of common stock of the Company, the Company formed a wholly owned subsidiary (the “Subsidiary”) and named Mr. Gidumal sole director and sole officer of the Subsidiary.  The Company assigned to the Subsidiary all of the Company’s asset management agreements, and the Subsidiary assumed all of the liabilities past, present and future with regard to such management contracts.  As soon as the Company is able to do so without being required to obtain stockholder approval and to file a Current Report on Form 8-K reporting on the same, TAP shall cause the Company to assign to Mr. Gidumal all of the outstanding stock in the Subsidiary without any representations, warranties or indemnities, for nominal consideration.

In connection with the sale of their shares of the Company’s common stock to TAP, the Wilkens Trusts granted releases (the “Releases”) to TAP and the Company from any and all claims that the Trusts had or may have had arising out of, based upon, or attributable to or relating to any amount that the Trusts advanced by the Trusts to, or expense paid by the Wilkens Trusts on behalf of, the Company.  Of the $280,000 in cash and $400,000 in Convertible Notes paid by TAP to the Wilkens Trusts, $60,000 was paid in consideration for the shares of the Company’s common stock purchased from the Wilkens Trusts, and the remaining consideration was paid for the Releases.

TAP purchased the shares to pursue a business opportunity through the Company.  More information about this business opportunity will be contained in a Current Report on Form 8-K to be filed in the future.  In connection with the change in control, Tim Wilkens was elected to the Board, to serve along with Steven Gidumal, who remained as the second director.  Moreover, Steven Gidumal, the Company’s only remaining officer, resigned all of his positions, and the Company elected a new slate of officers.  The Company is now adopting a change in the Company’s corporate direction to focus on the business opportunity that TAP has heretofore been developing.  In view of this new business focus, new management believes that the Company’s current corporate name of “Golden Gate Homes, Inc.” is no longer reflective of the Company’s new business focus.  In view of the preceding, the Board of Directors believes that the Company’s Third Amended and Restated Certificate of Incorporation (referred to hereinafter as the "Current Charter") should be amended to change the Company’s corporate name to “Golden Gate Partners, Inc.”  This proposal is discussed immediately below.

PROPOSAL 1
CORPORATE NAME CHANGE

General

The Board of Directors is soliciting your consent to an amendment to the Current Charter to change the name of the Company to “Golden Gate Partners, Inc.” (the "Name Change").  If approved by the stockholders of the Company, the Name Change will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected to occur shortly after the requisite consents from stockholders are obtained.  The Name Change was approved by all of the directors of the Company.

Reasons for the Name Change

The Company’s current corporate name as reflected in the Current Charter is “Golden Gate Homes, Inc.,” consistent with the Company’s original plan to market high-quality, distressed residential properties in certain US markets to international buyers (primarily from Asia) through exclusive selling agreements or consignment arrangements.  However, the Company is adopting a significant change in its corporate direction, and has decided to focus its efforts on pursuing a business opportunity that TAP, the Company’s largest stockholder, has heretofore been developing.  In view of such change in the Company’s corporate direction, the Company’s current corporate name is no longer reflective of the Company’s core business.  The Company’s management believes that the “Golden Gate Partners, Inc.” name is more reflective of the Company's proposed future business pursuits.  Accordingly, the Company believes that a change of the Company's corporate name to “Golden Gate Partners, Inc.” is appropriate in view of the Company's proposed future business pursuits.  Thus, the Board of Directors has decided that Article I of the Current Charter should be amended to change the Company's corporate name to “Golden Gate Partners, Inc.”

Effects of the name change

If the name change amendment is approved by stockholders, the name change will be effective when the amendment to the Current Charter is filed with the Secretary of State of the State of Delaware.

If the name change amendment is approved by stockholders, Article I of the Company’s Restated Articles of Incorporation will be amended to read in its entirety as follows:

 I.

The name of the Corporation is Golden Gate Partners, Inc. (the “Corporation”).

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “Golden Gate Partners, Inc.”

If the name change amendment is not approved by stockholders, the proposed amendment to the Company’s Current Charter will not be made and the Company’s name will remain unchanged.

Board Recommendation and Required Approval

The Board of Directors believes that the Name Change Amendment is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Name Change Amendment.

The adoption of the Name Change Amendment will require the consent of the holders of a majority of the outstanding shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE NAME CHANGE AMENDMENT.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT ANNUAL MEETING

Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its written consent solicitation statement and form of proxy for that meeting.  The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

By Order of the Board of Directors,

Napa, California                                                                                    Tim Wilkens,
____________ ___, 2013                                                                  Chief Executive Officer

GOLDEN GATE HOMES, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed change in the name of Golden Gate Homes, Inc. (the "Company") to “Golden Gate Partners, Inc.,” and the undersigned as indicated below hereby consents with respect to all of the voting stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSAL 1.

1.	Proposal to amend the Company's Certificate of Incorporation to change the Company’s name to “Golden Gate Partners, Inc.”

_____           CONSENTS/FOR                                _____           WITHHOLDS CONSENT/AGAINST                                       _____           ABSTAINS

2.	I represent that I own the following number of shares of the Company's voting stock (please insert the correct number):____________________.

Important Notice Regarding the Availability of Consent Solicitation Materials for this consent solicitation: The Consent Solicitation Statement, Notice of Consent Solicitation, and related consent form for this consent solicitation are available at ________.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 2013	____________________________________
_________________________________	Signature
PLEASE MARK, SIGN, DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE	____________________________________
Signature if held jointly